UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: March 4, 2013
(Date of earliest event reported)

FEDERATED NATIONAL HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Florida	0-2500111	65-0248866
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14050 N.W. 14th Street, Suite 180
Sunrise, FL	33323
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (954) 581-9993

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)
As previously reported, at the 2012 annual meeting, the shareholders of Federated National Holding Company (the “Company”) approved the 2012 Stock Incentive Plan (the “2012 Plan”).  The 2012 Plan enables the Company to continue to effectively attract and retain employees and directors through the grant of equity incentive awards, such as restricted stock, stock options, stock appreciation rights, dividend equivalent rights, unrestricted stock, restricted stock units, and performance shares.  Pursuant to the 2012 Plan, a total of 1,000,000 shares of the Company’s common stock is available for issuance pursuant to awards, subject to adjustment as provided in the 2012 Plan.

The Compensation Committee of the Company's Board of Directors is the administrator of the 2012 Plan and, in that regard, has approved the form of restricted stock agreement (the “Restricted Stock Agreement”) attached as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.  In addition, on March 4, 2013, a total of 100,000 restricted shares were granted pursuant to the vesting requirements and other terms and conditions set forth in the related Restricted Stock Agreements.  Of the total, 25,000 shares were granted to the Company's Chief Executive Officer and President and 15,000 shares were granted to the Company's Chief Financial Officer.  An aggregate of 20,000 shares were granted to the Company's directors and the remaining 40,000 shares will be granted to other employees of the Company.

Item 9.01.	Financial Statements and Exhibits

The following exhibit is filed with this Current Report on Form 8-K:

(d) Exhibits.

10.1	Form of Restricted Stock Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERATED NATIONAL HOLDING COMPANY

Date: March 8, 2013	By:	/s/ Peter J. Prygelski, III
Name: Peter J. Prygelski, III
Title: Chief Financial Officer
(Principal Accounting and Financial Officer)